UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code:                            (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 30, 2011, Coffeyville Resources Refining & Marketing, LLC (“CRRM”), a wholly-owned subsidiary of CVR Energy, Inc. (the “Company”), and Vitol Inc. (“Vitol”), entered into a Crude Oil Supply Agreement (the “Vitol Agreement”). The Vitol Agreement replaces the Crude Oil Supply Agreement between CRRM and Vitol dated December 2, 2008, as amended (the “Previous Supply Agreement”), which was terminated by the parties effective as of March 30, 2011.
The terms of the Vitol Agreement provide that CRRM will obtain all of the crude oil for the Company’s oil refinery through Vitol, other than crude oil that CRRM acquires in Kansas, Missouri, North Dakota, Oklahoma, Wyoming and all states adjacent thereto and crude oil that is transported in whole or in part via railcar or truck. Pursuant to the Vitol Agreement, CRRM and Vitol work together to identify crude oil and pricing terms that meet CRRM’s crude oil requirements. CRRM and/or Vitol negotiate the cost of each barrel of crude oil that is purchased from third party crude oil suppliers. Vitol purchases all such crude oil, executes all third party sourcing transactions and provides transportation and other logistical services for the subject crude oil. Vitol then sells such crude oil and delivers the same to CRRM. Title and risk of loss for all crude oil purchased by CRRM via the Vitol Agreement passes to CRRM upon delivery to the Company’s Broome Station, located near Caney, Kansas. CRRM generally pays Vitol a fixed origination fee per barrel over the negotiated cost of each barrel of crude oil purchased. In some cases, Vitol may sell crude oil directly to CRRM without having executed a specific third party sourcing transaction.
The Vitol Agreement has an initial term commencing March 30, 2011 and extending through December 31, 2013 (the “Initial Term”). Following the Initial Term, the Vitol Agreement will automatically renew for successive one-year terms (each such term, a “Renewal Term”) unless either party provides the other with notice of nonrenewal at least 180 days prior to expiration of the Initial Term or any Renewal Term. Notwithstanding the foregoing, CRRM has an option to terminate the Vitol Agreement effective December 31, 2012 by providing written notice of termination to Vitol on or before May 1, 2012.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with the execution of the Vitol Agreement, CRRM and Vitol entered into a Termination Agreement effective March 30, 2011, in which the parties mutually agreed to terminate the Previous Supply Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 5, 2011

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary